SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On August 2, 2012 we issued the press release attached as Exhibit 99.1. It is incorporated into this report by reference. The press release describes the results of our operations for the quarter and fiscal year ended June 30, 2012.

Item 8.01. Other Events.

On August 2, 2012, we announced that our board of directors declared a cash dividend of US$0.17 per share of outstanding common stock. We will pay the dividend in US currency to holders of our common stock trading on the New York Stock Exchange (NYSE), payable on September 28, 2012, to NYSE stockholders of record as of close of business on September 7, 2012. We will pay the dividend to holders of Chess Depositary Instruments (CDIs) trading on the Australian Stock Exchange, payable on September 28, 2012 to CDI holders as of September 7, 2012, at an equivalent amount in Australian currency, based on the exchange rate on September 7, 2012, and reflecting the 10:1 ratio between CDIs and NYSE shares.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document

99.1	Press Release dated August 2, 2012 regarding results of operations

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: August 2, 2012	RESMED INC.
(registrant)

	By:	/s/ Brett Sandercock
	Name:	Brett Sandercock
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibits:	Description of Document

99.1	Press Release dated August 2, 2012 regarding results of operations